OPPENHEIMER ROCHESTER MICHIGAN MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Michigan Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           7,520,424                                274,331
David K. Downes                                       7,517,665                                277,090
Matthew P. Fink                                          7,517,665                                277,090
Edmund Giambastiani, Jr.                          7,527,008                                267,748
Phillip A. Griffiths                                       7,517,665                                277,090
Mary F. Miller                                              7,506,356                                288,400
Joel W. Motley                                           7,555,144                                239,611
Joanne Pace                                                7,550,996                                243,759
Mary Ann Tynan                                      7,524,463                                270,292
Joseph M. Wikler                                       7,517,665                                277,090
Peter I. Wold                                               7,565,556                                229,199
William F. Glavin, Jr.                                  7,586,710                                208,045

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
    3,913,622                                185,871                                241,389

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
    3,923,074                                166,252                                251,557

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   3,928,964                                149,509                                262,412

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   3,931,466                                160,837                                248,580

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
  3,910,924                                179,697                                250,260

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   3,920,475                                155,530                                264,879

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   3,815,346                                271,656                                253,880

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
    3,741,646                                330,748                                268,491

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
     3,856,401                                229,333                                255,153

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
    3,890,105                                177,245                                273,533